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                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated June 14, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, Security First Life Insurance Company, a Delaware life insurance company and Security First Financial, Inc., is hereby amended as follows:

     Effective December 18, 2000, Security First Life Insurance Company (defined as "LIFE COMPANY") changed its name to MetLife Investors USA Insurance Company. All references to Security First Life Insurance Company will hereby be deleted and replaced with MetLife Investors USA Insurance Company.

     Effective December 1, 2004, General American Distributors, Inc., a Missouri corporation, merged with and succeeded MetLife Investors Distribution Company (formerly Security First Financial, Inc.) and concurrently changed its name to MetLife Investors Distribution Company. MetLife Investors Distribution Company will assume the duties and responsibilities as principal underwriter of the contracts and become a party to this agreement in place of Security First Financial, Inc. (defined as "UNDERWRITER"). All references to Security First Financial, Inc. will hereby be deleted and replaced with MetLife Investors Distribution Company.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                       FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNT UTILIZING THE FUNDS

-    MetLife Investors Life Separate Account A

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    PrimElite IV 8010

-    Capital Strategist 135

-    Foresight 137


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: April 30, 2007


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Donna F. Anderson
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Donna F. Anderson
Title: Assistant Secretary              Title: Assistant Vice President


                                        METLIFE INVESTORS USA INSURANCE COMPANY


Attest: /s/ Jonnie Crawford             By: /s/ Richard C. Pearson
        -----------------------------       ------------------------------------
Name: Jonnie Crawford                   Name: Richard C. Pearson
Title: Assistant Secretary              Title: Vice President


                                        METLIFE INVESTORS DISTRIBUTION COMPANY


Attest: /s/ Jonnie Crawford             By: /s/ Richard C. Pearson
        -----------------------------       ------------------------------------
Name: Jonnie Crawford                   Name: Richard C. Pearson
Title: Assistant Secretary              Title: Executive Vice President



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